UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2015

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Agreement with Starboard Value

On April 26, 2015, LSB Industries, Inc. (the “Company”) entered into an agreement (the “Settlement Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”). Pursuant to the Settlement Agreement, the Company agreed, among other things, to:

(a) increase the size of the Board of Directors (the “Board”) from 10 to 13 members;

(b) elect Louis S. Massimo, Andrew K. Mittag, Marran H. Ogilvie, Richard W. Roedel and Lynn F. White (collectively, the “New Appointees”) to the Board effective as of the close of the meeting of the Board of Directors on April 26, 2015, to fill the vacancies and newly created director positions on the Board of Directors, and to accept the Board resignations of Gail Lapidus and Robert Henry, effective as of the close of the meeting of the Board of Directors April 26, 2015;

(c) nominate and solicit proxies for the election of the New Appointees to the Board at the 2015 annual meeting to serve in the classes of directors set forth therein;

(d) appoint Daniel D. Greenwell as Lead Independent Director and Chairman of the Audit Committee, effective as of the close of the meeting of the Board of Directors on April 26, 2015;

(e) announce the Company’s intention to (i) separate the Company’s Chemical and Climate Control businesses in 2016 following the completion and opening of the El Dorado facility expansion projects and subject to market conditions and Board approval and (ii) explore a master limited partnership (MLP) structure for the Company’s Chemical business following the completion and opening of the El Dorado facility expansion projects in 2016;

(f) form a special committee to oversee the search for a new executive to lead the Company’s Chemical business, which shall consist of Messrs. Richard S. Sanders, Daniel D. Greenwell, Andrew K. Mittag and Lynn F. White;

(g) expand the role of the Board’s Strategic Committee to include an evaluation of the Company’s corporate governance and management structure, related party transactions and any other governance practices deemed appropriate with any recommendations that are approved by the Board to be announced simultaneously with the Company’s public announcement of its financial results as of and for the six months ended June 30, 2015;

(h) determine the Company’s director nominees for its 2016 annual meeting of stockholders, based on a majority vote of the independent directors;

(i) appoint the following to committees of the Board, effective as of the close of the meeting of the Board of Directors on April 26, 2015:

•	Ms. Ogilvie to the Nominating and Corporate Governance Committee,

•	Mr. Massimo to the Audit Committee,

•	Mr. Mittag to the Compensation and Stock Option Committee,

•	Mr. Roedel to both the Compensation and Stock Option Committee and the Audit Committee, and

•	Mr. White to the Nominating and Corporate Governance Committee; and

(j) not increase the size of the Board to more than 13 directors or seek to change the classes on which the Board members serve.

Pursuant to the terms of the Settlement Agreement, Starboard agreed, among other things:

(a) to withdraw its nomination notice which Starboard had confidentially submitted to the Company;

(b) not to nominate any person for election at the 2015 annual meeting;

(c) not to submit any proposal for consideration at, or bring any other business before, the 2015 annual meeting;

(d) not to initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2015 Annual Meeting; and

(e) to appear in person or by proxy at the 2015 Annual Meeting and vote all Company securities beneficially owned by it in favor of the election of each of the Company’s nominees to the Board, including Barry H. Golsen and Richard S. Sanders, Jr., and in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal unless Institutional Shareholder Services, Inc. recommends against such “say-on-pay” proposal.

The Settlement Agreement also provides that if any of the New Appointees is unable to serve as a director, resigns or is removed as a director prior to the end of the Standstill Period (as defined below) and at such time Starboard beneficially owns in the aggregate at least the lesser of (a) 3% of the Company’s then outstanding common stock and (b) 679,748 shares of the Company’s common stock, then Starboard and the Company will discuss in good faith the mutual recommendation of a substitute person(s) who meets certain independence and experience criteria for approval by the Nominating and Corporate Governance Committee and appointment by the Board within five business days after such committee’s approval.

Starboard also agreed to certain customary standstill provisions, effective as of the date of the Settlement Agreement through the earlier of (a) 15 business days prior to the deadline for the submission of stockholder nominations for the 2016 annual meeting of stockholders or (b) 135 days prior to the anniversary date of the 2015 annual meeting (the “Standstill Period”). The standstill provisions generally prohibit Starboard from taking specified actions with respect to the Company and its securities, including, among others: (a) soliciting or participating in the solicitation of proxies; (b) joining any “group” or becoming party to any voting arrangement or agreement; (c) seeking or encouraging others to submit nominations for election or removal of directors; (d) making stockholder proposals or offers with respect to mergers, acquisitions and other business combinations; or (e) seeking board representation other than as provided in the Settlement Agreement.

The above summary is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, the full text of the related press release announcing the Settlement Agreement is attached hereto as Exhibit 99.2 to this report, and both exhibits are hereby incorporated by reference herein

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Henry and Lapidus and Appointments of New Directors

Pursuant to the Settlement Agreement, on April 26, 2015, Robert Henry and Gail Lapidus each tendered their resignation from the Board of Directors of the Company and all committees thereof, effective as of the close of the meeting of the Board of Directors on April 26, 2015. Mr. Henry’s and Ms. Lapidus’ resignations did not involve any disagreement with the Board of Directors, the Company or its management on any matter relating the Company’s operations, policies, or practices.

Effective as of the close of the Board meeting on April 26, 2015, Louis S. Massimo and Andrew K. Mittag were appointed to the Board of Directors to fill the vacancies created by the resignations of Ms. Lapidus and Mr. Henry. In addition, Marran H. Ogilvie, Richard W. Roedel and Lynn F. White were appointed to the Board of Directors effective at that time to fill newly created director positions. These appointments were pursuant to the Settlement Agreement.

None of the New Appointees has any family relationships with any of the Company’s directors or executive officers and each is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

The information set forth in Item 1.01 of this Current Report with respect to the Company’s directors and the New Appointees, including without limitation, the appointments of the New Appointees to serve as members of various committees of the Board of Directors, is incorporated by reference in this Item 5.02.

Golsen Agreement

In connection with the Board’s succession planning efforts, on April 27, 2015, the Company entered into an employment agreement (the “Golsen Agreement”) with Barry H. Golsen, our Chief Executive Officer and President. The initial term of the agreement ends April 27, 2018, and will automatically be extended for one year, unless terminated by written notice six months before April 27, 2018, either by the Company or Mr. Golsen. Under the Golsen Agreement, Mr. Golsen receives (a) an annual base salary of $800,000, as may be increased from time to time by the Board’s Compensation and Stock Option Committee (the “Compensation Committee”) and (b) an annual bonus at the discretion of the Compensation Committee, with a target of not less than 100% of annual base salary, but not to exceed 200% of annual base salary.

The Golsen Agreement also provides that Mr. Golsen will be entitled to participate in any equity plan adopted by the Company and entitled to participate in all insurance and other employee benefit plans and programs as generally are made available to executive personnel of the Company. In addition, the Agreement provides for certain benefits payments upon termination of Mr. Golsen’s employment under certain circumstances, including a change in control of the Company, as defined in the Golsen Agreement. The Company’s obligation to pay certain of these benefits is subject to the execution and delivery of a release of claims against the Company by Mr. Golsen (with certain exceptions). The Golsen Agreement terminates Mr. Golsen’s existing Severance Agreement.

The forgoing does not constitute a complete summary of the terms of the Golsen Agreement and reference is made to the complete form of the Golsen Agreement that is attached as Exhibit 99.3.

Behrman Agreement

Mark T. Behrman currently serves as our Senior Vice President-Corporate Development, a role he has had since joining the Company on March 3, 2014. Upon his initial employment on March 3, 2014, the Company, among other things, granted to Mr. Behrman a non-qualified stock option (the “NQSO”) under the Company’s 2008 Stock Incentive Plan for the purchase of up to 150,000 shares of the Company’s common stock at a purchase price of $32.69 per share, which was the fair market value of the Company’s common stock on the grant date. This NQSO vests over a six-year period and expires on March 3, 2024. His current salary is $300,000 per year. In connection with our Board’s succession planning efforts, on December 22, 2014, the Board of Directors appointed Mr. Behrman to serve as Executive Vice President and Chief Financial Officer of the Company, effective as of the 2015 annual meeting. Mr. Behrman will succeed Tony M. Shelby, our current Executive Vice President and Chief Financial Officer, in such roles. As a result of his approaching transition to Chief Financial Officer and as part of the Board’s succession planning efforts, on April 27, 2015, entered into an employment agreement with Mr. Behrman (the “Behrman Agreement”).

The initial term of Mr. Behrman’s agreement ends April 27, 2018, and will automatically be extended for one year, unless terminated by written notice six months before April 27, 2018, either by the Company or Mr. Behrman. Under the Behrman Agreement, commencing on the date of the 2015 annual meeting (scheduled for June 25, 2015), Mr. Behrman will receive (a) an annual base salary of $400,000, as such may be increased from time to time by the Compensation Committee, (b) a bonus for 2014 of at least $150,000 (in accordance with the signing incentive guaranteed to him in March 2014), (c) an annual bonus at the discretion of the Compensation Committee, not to exceed 150% of his annual base salary and (d) the grant of a NQSO under the Company’s 2008 Stock Incentive Plan for the purchase of up to 50,000 shares of the Company’s common stock at a purchase price equal to the fair market value of the Company’s common stock on the grant date, which will vest ratably over a six-year period and expires on the 10th anniversary of the grant date.

The Behrman Agreement also provides that Mr. Behrman will be entitled to participate in any equity plan adopted by the Company and entitled to participate in all insurance and other employee benefit plans and programs as generally are made available to executive personnel of the Company. In addition, the Agreement provides for certain benefits payments upon termination of Mr. Behrman’s employment under certain circumstances, including a change in control of the Company, as defined in the Behrman Agreement. The Company’s obligation to pay certain of these benefits is subject to the execution and delivery of a release of claims against the Company by Mr. Behrman (with certain exceptions). The Behrman Agreement terminates Mr. Behrman’s existing Severance Agreement, and effective as of the 2015 annual meeting, the current terms of his employment will be superseded by the Behrman Agreement.

The forgoing does not constitute a complete summary of the terms of the Behrman Agreement and Mr. Behrman’s initial employment and reference is made to the complete form of the Behrman Agreement that is attached as Exhibit 99.4 and the Offer Letter that is attached as Exhibit 99.5.

Amendment to Severance Agreements

On April 27, 2015, the Company amended its existing severance agreements with certain executive officers and other officers of the Company or its subsidiaries, including Tony M. Shelby (Executive Vice President Finance and Chief Financial Officer of the Company), David R. Goss (Executive Vice President of Operations of the Company), and David M. Shear (Senior Vice President and General Counsel of the Company). As amended, each severance agreement provides that if, within 24 months after the occurrence of a change in control (as defined) of the Company, the officer’s employment is terminated other than for cause (as defined), or the officer terminates his employment for good reason (as defined), the Company must pay the officer an amount equal to 2.9 times the officer’s base amount (as defined). Further, except in the case of Jack E. Golsen’s severance agreement, if the Company terminates the officer’s employment within 24 months of a determination by the Board or the Chief Executive Officer that the officer should be terminated without cause (as defined), the Company must pay the officer an amount equal to two times the officer’s base amount (as defined). The Company’s obligation to pay these amounts is subject to the execution and delivery of a release of claims against the Company by the officer (with certain exceptions). The term “base amount” means the average annual gross compensation (salary and bonus) paid by the Company to the officer and includable in the officer’s gross income during the most recent five-year period immediately preceding the change in control. The severance arrangements for Barry Golsen and Mark Behrman are contained in their employment agreements with the Company, which are described above.

The existing Severance Agreement with Jack Golsen was amended to (a) conform the definition of change in control to the definition set forth in the Severance Agreements described above, and (b) include a provision to limit the amount of severance compensation upon certain terminations following a change in control to the amount that would not result in excise tax to the Company under Section 280G of the Internal Revenue Code.

The forgoing does not constitute a complete summary of the terms of the Amended and Restated Severance Agreements and reference is made to the form of Amended and Restated Severance Agreement that is attached as Exhibit 99.6, and the 2015 Amendment to Severance Agreement with Jack E. Golsen that is attached as Exhibit 99.7

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 26, 2015, the Board of Directors the Company adopted and approved an amendment to the Company’s Amended and Restated Bylaws, dated August 21, 2014. In accordance with the Settlement Agreement, the amendment increases the maximum number of members of the Board from 10 to 13.

The Company’s Fifth Amendment to the Amended and Restated Bylaws, dated April 26, 2015, is attached hereto as Exhibit 3(ii) and are incorporated herein by reference.

Section 8 – Other Events

Item 8.01. Other Events.

On April 27, 2015, the Company issued a press release announcing the execution of the Settlement Agreement and the matters described in Item 1.01 of this Current Report. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3(ii)	Fifth Amendment to Amended and Restated Bylaws of LSB Industries, Inc., dated April 26, 2015.

99.1	Settlement Agreement, dated April 26, 2015, by and among the Company and Starboard Value LP.

99.2	Press Release, dated April 27, 2015.

99.3	Employment Agreement, dated April 27, 2015, by and among the Company and Barry H. Golsen.

99.4	Employment Agreement, dated April 27, 2015, by and among the Company and Mark T. Behrman.

99.5	Offer Letter, dated February 5, 2014, and Non-Qualified Stock Option Agreement, dated March 3, 2014, by and among the Company to Mark T. Behrman.

99.6	Amended and Restated Severance Agreement, dated April 27, 2015, by and among the Company and Tony M. Shelby. Substantially similar Amended and Restated Severance Agreements, each dated April 27, 2015, between the Company and each of David R. Goss, Phil Gough, Greg Withrow, James Murray, III, Michael Tepper, Paul Rydlund, Steven Golsen, Heidi Brown, and David Shear are not attached hereto, but will be provided to the Securities and Exchange Commission upon request.

99.7	2015 Amendment to Severance Agreement, dated April 27, 2015, by and among the Company and Jack E. Golsen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2015

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby
Executive Vice President Chief Financial Officer